Exhibit 99.1

FOR IMMEDIATE RELEASE

CombinatoRx contacts:	Neuromed contacts:
Robert Forrester	Christopher Gallen, MD, Ph.D.
Interim President and CEO	President and CEO
CombinatoRx, Incorporated	Neuromed Pharmaceuticals, Inc.
617-301-7100	484-533-6900
rforrester@combinatorx.com	cgallen@neuromed.com
Media:	Media:
Gina Nugent	Catherine Ducharme
857-753-6562/617-460-3579	604-637-6372/604-813-6104
gnugent@combinatorx.com	cducharme@Outsidein.ca

COMBINATORX AND NEUROMED SIGN MERGER AGREEMENT

— Merger to Create a Sustainable Biotechnology Company: Brings Together Significant Product Assets, Unique Discovery Capabilities and Financial Resources —

- Conference Call Scheduled for Today at 8:30am ET -

CAMBRIDGE, Mass. and VANCOUVER, BC – July 1, 2009—CombinatoRx, Incorporated (NASDAQ: CRXX) and Neuromed Pharmaceuticals, Inc., a privately-held biopharmaceutical company, today announced they have entered into a definitive merger agreement under which CombinatoRx and Neuromed will merge in an all-stock transaction. Under the terms of the merger agreement, CombinatoRx is expected to issue approximately 36 million new shares of its common stock to Neuromed stockholders with each party owning approximately 50% of the voting power of the merged organization upon closing. Relative ownership of CombinatoRx will then be adjusted based upon the outcome of the FDA’s review of the NDA for the product candidate, Exalgo™.

This merger brings together the product assets and financial resources of both organizations, including potential Exalgo™ milestones and royalty revenue and Neuromed’s proven drug development expertise, with the CombinatoRx portfolio of product candidates and its unique drug discovery capabilities. The rights to Exalgo™, designed to be a once-daily, oral hydromorphone treatment seeking FDA approval for chronic to severe pain, were recently acquired by Mallinckrodt Inc., a subsidiary of Covidien plc, for $15 million in upfront payments, additional development funding of up to $16 million to cover internal and external costs associated with Exalgo, an approval milestone of $30 million, which could potentially increase up to $40 million, and tiered royalties on Exalgo™ net sales after approval. Neuromed has filed a New Drug Application for Exalgo™ with the FDA, which has a November 22, 2009 PDUFA review date.

“By combining forces with Neuromed, we can create a sustainable biotechnology company that has significant product assets, unique discovery capabilities and substantial financial resources. In addition, Chris Gallen and the rest of the Neuromed management team will bring their considerable product development expertise to bear on the CombinatoRx pipeline and discovery platform. Collectively, the Neuromed team has contributed significantly to more than 10 successful NDAs or other major regulatory submissions and they have launched over 10 pharmaceutical products” said Robert Forrester, Interim President and CEO of CombinatoRx. “Further, this is a unique merger structure, with a contingent valuation element providing downside protection and upside participation for shareholders. This merger with Neuromed will leverage the operational efficiencies created by CombinatoRx’s recent restructuring, including workforce reductions and divestiture of our Singapore subsidiary, to focus on our core technology, simplification of our balance sheet and reduced cash burn going forward. As a result, we expect to have sufficient cash to continue operations into 2012,” concluded Forrester.

“Through this merger with CombinatoRx, we have the opportunity to build a biopharmaceutical

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organization with a novel approach to drug discovery and development,” commented Christopher Gallen, MD, Ph.D., President and CEO of Neuromed. “CombinatoRx’s unique discovery approach and the multiple mid- and early-stage product candidates in the CombinatoRx pipeline, combined with Neuromed’s clinical development experience, project management driven culture and ion channel inhibitor programs, will enable the potential creation of new therapeutics. The recent CombinatoRx-Novartis oncology collaboration further recognizes the potential of the CombinatoRx technology by combining the innovative discovery for which Novartis is well known with the systematic exploration of combination therapy made possible by the CombinatoRx platform.”

Details of the Proposed Transaction

Under the terms of the transaction agreements, CombinatoRx will issue shares of common stock to Neuromed stockholders with each party’s pre-merger stockholders owning approximately 50% of the voting power of the merged organization upon closing. Based on the timing of the FDA’s approval decision on Exalgo™, the percentage ownership will be adjusted by issuing shares out of escrow to former Neuromed holders or returning shares from escrow back to CombinatoRx.

•	If Exalgo™ approval is received by December 31, 2009, pre-merger CombinatoRx stockholders will own 30% of the combined company.
•	If approval is received between January 1, 2010 and September 30, 2010, pre-merger CombinatoRx stockholders will own 40% of the combined company.
•	If approval is received between October 1, 2010 and December 31, 2010, pre-merger CombinatoRx stockholders will own 60% of the combined company.
•	If approval is not received by December 31, 2010, pre-merger CombinatoRx stockholders will own 70% of the combined company.

The boards of directors of both CombinatoRx and Neuromed have approved the proposed merger transaction, which is subject to customary closing conditions, including receipt of various required approvals from the CombinatoRx and Neuromed stockholders. Subject to customary closing conditions, including receipt of various required approvals from the CombinatoRx and Neuromed stockholders and the effectiveness of an amendment to the organizational documents of Neuromed Canada to facilitate the conversion of its outstanding indebtedness, the transaction is currently expected to close during the fourth quarter of 2009. CombinatoRx stockholders representing approximately 35% of the voting shares of CombinatoRx have already committed to vote in favor of the transaction. Neuromed stockholders representing in excess of 60% of the voting shares of Neuromed have committed to vote in favor of the transaction. Upon closing of the merger, the combined company will have the CombinatoRx name and is expected to trade under the stock symbol (CRXX) on the NASDAQ Global Market. Wedbush Morgan Securities Inc. acted as financial advisor to CombinatoRx in this transaction and JMP Securities acted as exclusive financial advisor to Neuromed. Goodwin Procter served as legal advisors to CombinatoRx and WilmerHale served as legal advisors to Neuromed.

About the Combined Company

The combined company will have substantial opportunity for building value going forward, including:

•

Exalgo™, a significant late-stage product opportunity which was recently acquired by Mallinckrodt Inc., a subsidiary of Covidien plc, as a key asset in their emerging branded pain management franchise. The key terms of the deal are $15 million in upfront payments, additional development funding of up to $16 million to cover internal and external costs associated with Exalgo, an approval milestone of $30 million, which could potentially increase up to $40 million, and tiered royalties on Exalgo™ net sales after approval.

•	Complimentary product pipelines, spanning from discovery through NDA.
•	Experienced leadership team with substantial product development expertise and many drug approvals.
•

Validated drug discovery technology as illustrated by the CombinatoRx-Novartis oncology collaboration which has the potential to generate future product opportunities and milestone payments for CombinatoRx.

•

Multiple clinically-validated product assets including mid-stage pipeline programs such as Synavive™ and CRx-401, Prednisporin™ (which is licensed to Fovea), and early stage assets such as the CombinatoRx B-cell malignancy program, CRx-601 for Parkinson’s disease and Neuromed’s ion channel inhibitor programs aimed at pain, epilepsy and other disorders.

The management team of the combined company will be comprised of Christopher Gallen, MD, Ph.D., President and CEO; Robert Forrester, Executive Vice President and COO; Justin Renz, Senior Vice President and CFO; Terrance Snutch, Ph.D., Senior Vice President and CSO; Gene Wright, Ph.D., Senior Vice President and Chief Development Officer; and Jason Cole, Senior Vice President and General Counsel. Alexis Borisy is stepping down as President Chief Executive Officer of CombinatoRx to pursue other activities. Mr. Borisy will support CombinatoRx as a member of its scientific advisory board.

The proposed Board of Directors of the combined company will consist of ten members: Frank Haydu, Chairman; Mark Corrigan, MD, EVP, Research & Development, Sepracor Inc.; Sally Crawford, former COO of Healthsource; Todd Foley, Managing Director, MPM Capital; William Hunter, MD, MSc, Chairman of the Board, President & CEO, Angiotech Pharmaceuticals Inc.; Michael Kauffman, MD, Ph.D., CMO, Proteolix, Inc.; W. James O’Shea, former COO, Sepracor, Inc.; Hartley Richardson, President & CEO, James Richardson & Sons, Ltd.; Christopher Gallen, MD, PhD, President & CEO and Robert Forrester, EVP and COO.

Conference Call Information

Senior management of CombinatoRx and Neuromed, including Robert Forrester, Interim President and Chief Executive Officer of CombinatoRx, and Christopher Gallen, MD, Ph.D., President and Chief Executive Officer of Neuromed, will host a conference call to discuss the proposed merger at 8:30 a.m. ET on Wednesday, July 1, 2009. To access the call, please dial 866-314-5232 or 617-213-8052 (international) five minutes prior to the start time and provide the passcode 91347455. A replay of the call will be available from 11:30 a.m. ET on July 1, 2009 until July 8, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 88834755. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.combinatorx.com. An archived audio webcast will be available on the CombinatoRx website two hours after the event and will be archived for 14 days.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

About Neuromed

Neuromed is a privately held biopharmaceutical company in business to develop new and improved pain medicines. Neuromed has multiple programs aimed at addressing this important unmet medical need. Its lead product candidate, Exalgo™ is an extended release formulation of hydromorphone in phase 3 clinical development. Neuromed is also developing oral drug candidates to block N-type and T-type calcium channels, an important target directly involved in pain signaling, and includes candidates for potentially treating pain, epilepsy and hypertension. For more information visit Neuromed’s website at http://www.neuromed.com.

Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the merger, CombinatoRx intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of CombinatoRx and Neuromed and other relevant materials in connection with the proposed transactions. Investors and security holders of CombinatoRx are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about CombinatoRx, Neuromed and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CombinatoRx by directing a written request to CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, MA 02142, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

CombinatoRx and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of CombinatoRx in connection with the merger. Information about the executive officers and directors of CombinatoRx and their ownership of CombinatoRx common stock is set forth in Amendment No. 1 to the CombinatoRx Annual Report on Form 10-K, which was filed with the SEC on April 30, 2009. Investors and security holders may obtain additional information regarding the direct and indirect interests of CombinatoRx, Neuromed and their respective executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx and Neuromed, Neuromed’s product candidate Exalgo™, and its potential for FDA approval and the ability to generate future revenues for the combined company, the CombinatoRx product candidates, its drug discovery technology and collaboration with Novartis, the business plans and financial condition and projected expenses of both CombinatoRx the combined company, and the ability of CombinatoRx to maintain is listing on the Nasdaq Global Market. These forward-looking statements about future expectations, plans and prospects of CombinatoRx, Neuromed and the combined company involve significant risks, uncertainties and assumptions, including risks related to the ability of Neuromed or its collaboration partner to obtain regulatory approval for the sale and marketing of its Exalgo™ product candidate, the ability of Mallinckrodt, Novartis and the other collaborators with CombinatoRx and Neuromed to perform their obligations under their collaboration agreements, the ability of the combined entity to initiate and successfully complete clinical trials of its product candidates, the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to obtain additional financing or funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

©	2009 CombinatoRx, Incorporated. All rights reserved.

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